EXHIBIT 99.1

400 Centre Street	tel: (617) 796-8350
Newton, MA 02458-2076	fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy Bonang
Manager of Investor
Relations
(617) 796-8149
www.snhreit.com

Court Orders HealthSouth to Pay

Senior Housing Properties Trust Profits from Hospitals and

to Transfer Hospitals Operations

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Newton, MA (January 18, 2006). Senior Housing Properties Trust (NYSE: SNH) today announced that the Massachusetts Superior Court issued an order that HealthSouth Corporation pay SNH the profits since October 2004 from the operations of two hospitals owned by SNH. The same court order also directs HealthSouth to cooperate in the transfer of the hospitals’ tenancy to a new operating company which may be selected by SNH.

In January 2002, SNH entered an amended lease with HealthSouth. In March 2003, the SEC accused HealthSouth and several of its officers of fraudulent financial reporting; since then at least 17 senior officers of HealthSouth have been convicted of or pled guilty to various crimes. In October 2004, after failed efforts to reach a settlement and because HealthSouth continued to withhold financial information required under the lease, SNH terminated HealthSouth’s lease. In November 2004, HealthSouth sued SNH to prevent the lease termination. As previously reported in September 2005, the trial court ruled that SNH’s lease termination was proper. Today’s ruling is a follow up court decision which directs HealthSouth to account to SNH for all profits which it earned and earns from the hospitals until a new tenant selected by SNH replaces HealthSouth. The court order allows HealthSouth to retain an administrative services fee as defined by the court until a new tenant is installed. This order also enjoins HealthSouth and certain of its officers, including

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

CEO Mr. Jay Grinney, to assist SNH in the transfer of the hospitals’ tenancy.

Based upon evidence submitted by HealthSouth during the court proceedings, SNH believes these leased hospitals are operating profitably and that the payments to be received from HealthSouth may be material. However, SNH does not yet have a complete accounting from HealthSouth and the profits from the hospitals operations may be subject to taxes. Accordingly, SNH is not able to estimate the net amounts it will receive from HealthSouth at this time.

Today’s court order also allows SNH to seek recovery of its legal fees for this litigation which was commenced by HealthSouth. SNH intends to file a motion for such fees, but the final amount which may be awarded by the court cannot be estimated at this time.

For more information about the litigation between SNH and HealthSouth please refer to SNH’s Reports on Forms 10K and 10Q for the periods ended December 31, 2004 and September 30, 2005, respectively.

Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA. SNH owns independent living communities for seniors, assisted living facilities, nursing homes and rehabilitation hospitals.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON SNH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED AND MAY NOT OCCUR. IN PARTICULAR, THIS RELEASE REFERS TO RECENT COURT DECISIONS. FUTURE COURT DECISIONS MAY REVERSE OR MODIFY PRIOR DECISIONS OR LITIGATION RELATED ACTIVITIES MAY CAUSE SNH OR HEALTHSOUTH TO CHANGE THEIR POSITIONS OR SETTLE THEIR DISPUTES. FOR EXAMPLE:

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HEALTHSOUTH HAS STATED THAT IT INTENDS TO APPEAL THE RECENT COURT DECISIONS IN FAVOR OF SNH AND THAT IT WILL SEEK TO STAY THOSE DECISIONS UNTIL ITS APPEAL IS DECIDED. SNH INTENDS TO OPPOSE ANY APPEAL OR STAY WHICH HEALTHSOUTH MAY REQUEST. HOWEVER, HEALTHSOUTH’S APPEAL MAY REVERSE OR MODIFY THESE DECISIONS AND HEALTHSOUTH MAY OBTAIN A STAY PENDING APPEAL.

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SINCE 2002 HEALTHSOUTH HAS MADE MONTHLY PAYMENTS TO SNH OF $725,000/MONTH, OR $8.7 MILLION/YEAR. THIS PRESS RELEASE IMPLIES THAT HEALTHSOUTH WILL HAVE TO PAY GREATER AMOUNTS FOR THE PERIODS SINCE OCTOBER 2004. HOWEVER, THE CALCULATION OF THE AMOUNTS DUE FROM HEALTHSOUTH HAS NOT BEEN COMPLETED AND, IF THIS CALCULATION REQUIRES SUCH INCREASED PAYMENTS, HEALTHSOUTH MAY BE UNABLE OR UNWILLING TO MAKE THESE INCREASED PAYMENTS.

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THIS PRESS RELEASE STATES THAT SNH INTENDS TO SEEK RECOVERY OF ITS LEGAL FEES. THE AMOUNT OF LEGAL FEES, IF ANY, WHICH MAY BE AWARDED TO SNH, HAS NOT YET BEEN DETERMINED. EVEN AFTER THAT AMOUNT IS DETERMINED, HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO PAY THAT AMOUNT.

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THE IMPLICATION OF THIS PRESS RELEASE IS THAT SNH MAY BE ABLE TO LEASE THE HOSPITALS TO A NEW TENANT FOR RENTS IN EXCESS OF THE $8.7 MILLION/YEAR OF RENT PREVIOUSLY PAID BY HEALTHSOUTH. HOWEVER, SNH MAY BE UNABLE TO ENTER A NEW LEASE FOR THE AFFECTED HOSPITALS FOR A GREATER AMOUNT AND SNH MAY RECEIVE EQUAL OR LESSER RENT. THIS RESULT COULD OCCUR IF THE HOSPITALS’ FINANCIAL PERFORMANCE DECLINES.

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LITIGATION IS EXPENSIVE. SINCE THE CURRENT DISPUTES BETWEEN SNH AND HEALTHSOUTH BEGAN TO BE LITIGATED, SNH HAS SPENT ABOUT $2.3 MILLION IN LITIGATION COSTS. SNH EXPECTS THAT THESE EXPENSES WILL CONTINUE AS LONG AS HEALTHSOUTH CONTINUES TO APPEAL OR CHALLENGE THE OUTSTANDING COURT ORDERS OR OTHERWISE TO IGNORE ITS LEGAL OBLIGATIONS. MOREOVER, SNH IS UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION EXPENSES WHICH IT MAY INCUR.

FOR ALL OF THE FOREGOING REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD LOOKING STATEMENTS OR THEIR IMPLICATION IN THIS PRESS RELEASE.

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